Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:
Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com

INVESTOR CONTACT:
Carol Knies
Senior Director of Investor Relations
Exide Technologies
678/566-9316 phone
carol.knies@exide.com

Exide Technologies Adopts Stockholder Rights Plan

ALPHARETTA, Ga.—December 8, 2008 – Exide Technologies (Nasdaq: XIDE), (www.exide.com), a global leader in stored electrical solutions, announced today that its Board of Directors has adopted a stockholder rights plan. The plan is intended to protect the Company and its stockholders from potentially coercive takeover practices or takeover bids that are inconsistent with the interests of the Company and its stockholders. The plan is not intended to deter offers that are fair and otherwise in the best interests of the Company and all of the Company’s stockholders. The adoption of a stockholder rights plan is a well-accepted approach to ensuring that all stockholders receive a fair price and are treated equally in the event of a takeover.

Under the plan, the rights will initially trade together with the Company’s common stock and will not be exercisable. In the absence of further action by the Board of Directors, the rights generally will become exercisable and allow the holder to acquire the Company’s common stock at a discounted price if a person or group (other than the Company, certain related persons and certain institutional investors) acquires beneficial ownership of 20% or more of the Company’s outstanding common stock or, in the case of a person or group that currently beneficially owns 20% or more of the Company’s outstanding common shares, that person or group acquires any additional common shares of the Company. Rights held by persons that exceed the applicable threshold will be void.

The term “beneficial ownership” is defined in the rights plan and includes, among other things, certain derivative or synthetic arrangements having characteristics of a long position in the company’s common shares.

The Board of Directors may, at its option, redeem all rights for $0.001 per right at any time before the rights become exercisable. The rights will expire on December 23, 2011, unless earlier redeemed, exchanged or amended by the board of directors.

The issuance of the rights is not a taxable event, will not affect the Company’s reported financial condition or results of operations (including earnings per share) and will not change the manner in which the Company’s common stock is currently traded.

About Exide Technologies

Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at .

Forward-Looking Statements

Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.

Examples of forward-looking statements include, but are not limited to, (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance and (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vi) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) competitiveness of the battery markets in North America and Europe, (viii) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (ix) general economic conditions, (x) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xi) the Company’s reliance on a single supplier for its polyethylene battery separators, (xii) the Company’s ability to successfully pass along increased material costs to its customers, (xiii) the loss of one or more of the Company’s major customers for its industrial and transportation products; (xiv) recently adopted U.S. lead emissions standards and the implementation of such standards by applicable states; and (xv) the ability of the Company’s customers to pay for products and services in light of liquidity constraints resulting from global economic conditions and restrictive credit markets.

Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company’s Form 10-K filed on June 9, 2008 and its Form 10-Q filed on November 6, 2008, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.